Exhibit 99.1

Spruce Holding Company 1, LLC, Spruce Holding
Company 2, LLC, Spruce Holding Company 3, LLC,
and Spruce Manager, LLC

Combined Consolidated Financial Statements
and Independent Auditor’s Report

December 31, 2021 and 2020

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3,
LLC, and Spruce Manager, LLC

i

Independent Auditor’s Report

To Management of

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC and Spruce Manager, LLC

Opinion

We have audited the combined consolidated financial statements of Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC, and Spruce Manager, LLC, which comprise the combined consolidated balance sheets as of December 31, 2021 and 2020, and the related combined consolidated statements of operations, changes in redeemable noncontrolling interests and members’ deficit and cash flows for the years then ended, and the related notes to the combined consolidated financial statements.

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the financial position of Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC and Spruce Manager, LLC as of December 31, 2021 and 2020 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC, and Spruce Manager, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the combined consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC and Spruce Manager, LLC’s ability to continue as a going concern for one year after the date that the combined consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC, and Spruce Manager, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC, and Spruce Manager, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

San Diego, California
November 21, 2022

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC,

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Balance Sheets

December 31, 2021 and 2020

	2021	2020
Assets
Current Assets
Cash	$1,412,945	$3,351,869
Restricted cash	21,944,408	24,773,946
Restricted cash of discontinued operations	-	2,935,887
Accounts receivable, net	8,572,342	8,786,774
Investments	10,182,099	14,089
Prepaid expenses and other current assets	474,335	287,117
Current loans receivable of discontinued operations	-	5,097,635
Total current assets	42,586,129	45,247,317
Restricted cash	3,884,462	5,645,818
Loans receivable of discontinued operations, net of an allowance for loan losses of $0 and $919,286 as of December 31, 2021 and 2020, respectively	-	18,060,085
Other long-term assets	364,678	291,295
Interest rate swap assets	5,752,236	466,606
Customer contract asset	2,953,855	1,859,911
Intangible assets, net	41,055,570	44,248,089
Right of use assets, net	3,253,593	279,021
Property and equipment, net	386,353	84,349
Solar energy systems, net	358,551,058	381,479,533
Total assets (1)	$458,787,934	$497,662,024

(1)	Total assets include $166,132,235 and $217,117,897 of assets held by variable interest entities (“VIEs”) which can only be used to settle obligations of the VIEs as of December 31, 2021 and 2020, respectively.

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC,

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Balance Sheets

December 31, 2021 and 2020

	2021	2020
Liabilities, Redeemable Noncontrolling Interests and Members’ Deficit

Current liabilities
Accounts payable	1,639,218	1,350,878
Accrued expenses	5,199,550	7,208,726
Accrued interest	3,004,803	2,910,519
Other current liabilities	-	174,343
Current portion of deferred revenue	288,179	199,815
Current portion of notes payable	25,016,434	26,468,766
Current portion of operating lease liabilities	277,085	47,427
Current portion of interest rate swap liability	5,067,204	6,226,888
Total current liabilities	40,492,473	44,587,362
Deferred revenue, net of current portion	2,709,057	1,353,378
Intangible liabilities	12,685,925	17,207,939
Notes payable, net of current portion	493,507,032	498,060,664
Notes payable of discontinued operations	-	14,745,683
Lease liabilities, net of current portion	3,078,545	245,072
Interest rate swap liability, net of current portion	6,479,894	18,709,055
Total liabilities (2)	558,952,926	594,909,153
Commitments and contingencies
Redeemable noncontrolling interests	40,026,407	44,857,248
Members’ deficit
Members’ deficit	(148,991,307)	(146,961,703)
Noncontrolling interests	8,799,908	4,857,326
Total members’ deficit	(140,191,399)	(142,104,377)
Total liabilities, redeemable noncontrolling interests and members’ deficit	$458,787,934	$497,662,024

(2)	Total liabilities include $4,575,774 and $6,071,494 of liabilities that are the obligations of VIEs as of December 31, 2021 and 2020, respectively.

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statements of Operations

Years Ended December 31, 2021 and 2020

	2021	2020
Operating revenue
Energy generation	68,094,748	53,044,802
Intangibles amortization, net	2,240,063	323,537
Solar renewable energy credits	7,163,191	3,823,395
MSA Revenue	2,949,616	1,957,914
Loan servicing	1,158,810	1,716,775
Total revenue	81,606,428	60,866,423
Operating expenses
Depreciation and amortization, net	15,819,475	11,821,581
Operating and maintenance	9,345,516	7,404,462
Loan servicing	1,713,913	2,075,674
General and administrative	22,645,303	20,118,400
Bad debt expense	4,464,243	1,569,643
Total operating expenses	53,988,450	42,989,760
Net operating income	27,617,978	17,876,663
Non-operating income (expense)
Interest expense, net	(10,642,648)	(38,711,460)
Gain on asset disposition	320,123	2,297,595
Loss on debt extinguishment	(2,583,639)	(5,104,944)
Non-operating income, net	1,511,397	408,268
Total non-operating expenses	(11,394,767)	(41,110,541)
Net income (loss) from continuing operations	16,223,211	(23,233,878)
Net (loss) income from discontinued operations (including loss on disposal in 2021 of $1,590,911)	(1,250,663)	1,059,149
Net income attributable to redeemable noncontrolling interests and noncontrolling interests	14,017,277	19,045,243
Net income (loss) attributable to the controlling interest	$955,271	$(41,219,972)

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statements of Changes in Redeemable Noncontrolling Interests and Members’ Deficit

Years Ended December 31, 2021 and 2020

	Redeemable non-			Total
	controlling	Members’	Noncontrolling	members’
	interests	deficit	interests	deficit
Balance as of January 1, 2020	$34,196,555	$(59,684,088)	$(5,508,115)	$(65,192,203)
Contributions	-	2,070,894	-	2,070,894
Distributions	(3,431,480)	(48,985,615)	(1,580,650)	(50,566,265)
Acquired redeemable noncontrolling interests and noncontrolling interests	1,161,000	-	8,137,000	8,137,000
Payment for buyout of redeemable noncontrolling interest	(1,447,901)	-	-	-
Equity attributable to parent - buyout of redeemable noncontrolling interest	(857,078)	857,078	-	857,078
Net income (loss)	15,236,152	(41,219,972)	3,809,091	(37,410,881)
Balance as of December 31, 2020	44,857,248	(146,961,703)	4,857,326	(142,104,377)
Distributions	(3,066,164)	(10,142,000)	(2,526,903)	(12,668,903)
Payment for buyout of redeemable noncontrolling interest	(2,155,344)	-	-	-
Equity attributable to parent - buyout of redeemable noncontrolling interest	(7,157,125)	7,157,125	-	7,157,125
Net income	7,547,792	955,271	6,469,485	7,424,756
Balance as of December 31, 2021	$40,026,407	$(148,991,307)	$8,799,908	$(140,191,399)

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statements of Cash Flows

Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net income (loss) from continuing operations	$16,223,211	(23,233,878)
Adjustments to reconcile net income (loss) from continuing operations to cash and restricted cash provided by operating activities
Bad debt expense	4,464,242	1,569,643
Paid in kind interest incurred	-	2,096,462
Amortization of debt issuance costs	1,064,108	772,140
Loss on debt extinguishment	2,583,639	5,104,944
Amortization of intangibles, net	(2,240,064)	(323,537)
Depreciation expense, net	15,819,476	11,821,581
Unrealized (gain) loss on interest rate swaps	(18,674,475)	15,894,352
Gain on asset disposition	(226,522)	(2,297,595)
Changes in operating assets and liabilities
Accounts receivable, net	(4,249,810)	(2,230,763)
Prepaid expenses and other assets	(187,218)	996,111
Other long-term assets	(73,383)	1,019
Customer contract asset	(1,093,944)	(1,321,561)
Operating lease assets and liabilities, net	88,559	3,312
Accounts payable	288,340	(307,933)
Accrued expenses	(2,150,908)	1,195,277
Accrued interest	113,881	2,044,805
Other current liabilities	(174,343)	(145,930)
Deferred revenue	1,444,043	(534,532)
Operating cash flow from discontinued operations	404,174	317,670
Net cash and restricted cash provided by operating activities	13,423,006	11,421,587
Cash flows from investing activities
Sale of solar energy systems	8,345,899	4,217,219
Proceeds from sale of ABS Trust, net of restricted cash sold	7,098,440	-
Purchase of property and equipment	(401,813)	(97,361)
Purchases of investments	(10,168,010)	-
Cash acquired in acquisitions, net of cash paid	-	1,022,854
Investing cash flow from discontinued operations	8,468,322	11,122,685
Net cash and restricted cash provided by investing activities	13,342,838	16,265,397

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statements of Cash Flows

Years Ended December 31, 2021 and 2020

Cash flows from financing activities
Distributions to controlling interest	(10,142,000)	(48,985,615)
Distributions to noncontrolling interests	(5,525,596)	(5,012,130)
Contributions from controlling interest	-	2,070,894
Buyout of noncontrolling interest	(2,155,344)	(1,447,901)
Repayments of notes payable	(34,359,618)	(75,474,733)
Proceeds from long-term debt	25,000,000	117,412,897
Payment of debt issuance costs	(294,093)	-
Financing cash flow from discontinued operations	(8,754,898)	(11,056,149)
Net cash and restricted cash used in financing activities	(36,231,549)	(22,492,737)
Net (decrease) increase in cash and restricted cash	(9,465,705)	5,194,247
Cash and restricted cash at beginning of period	36,707,520	31,513,273
Cash and restricted cash at ending of period	$27,241,815	$36,707,520
Supplementary disclosure of cash flows Interest expense paid	$28,091,800	$16,454,008
Supplementary disclosure of noncash activities
Non-cash distributions to noncontrolling interests - accrued distributions	$330,662	$-
Assumption of right of use asset and liability	$2,996,446	$63,796
Debt proceeds, net of debt issuance costs, paid to directly fund acquisitions	$-	$195,299,226

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Note 1 - Organization and nature of operations

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, and Spruce Holding Company 3, LLC (collectively, “Spruce Holdings”), were formed under the Delaware Limited Liability Act (the “Act”) with a term commencing March 22, 2018 and Spruce Manager, LLC, was formed under the Act with a term commencing October 23, 2018 (collectively and together with their subsidiaries, “Spruce Power” or the “Company”) and shall continue indefinitely unless dissolved by law or in accordance with their operating agreements. The Company focuses on acquiring operating portfolios of distributed generation solar residential assets throughout the United States.

The Company holds subsidiary fund companies which own and operate portfolios of residential solar energy systems. The solar energy systems are subject to solar lease agreements (“SLAs”) and power purchase agreements (“PPAs”, together with the SLAs, “Customer Agreements”) with residential customers who benefit from the production of electricity produced by the solar energy systems.

The solar energy systems may qualify for subsidies and other incentives as provided by various states and local agencies. These benefits have been retained by the entities that own the systems, with the exception of the investment tax credit under Section 48 of the Internal Revenue Code (“IRC”), which was passed through to the owners.

The Company also engaged in the energy efficiency and solar loan lending business until December of 2021 when the Company’s loan portfolio was sold (see Note 4). The Company offers services which include asset management services and operating and maintenance services for residential solar photovoltaic projects, in addition to loan servicing support to third parties.

Note 2 - Summary of significant accounting policies

Basis of presentation

The accompanying combined consolidated financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets generally accepted accounting principles in the United States (“U.S. GAAP”) that the Company, including subsidiaries in which the Company has a controlling financial interest, follows to ensure its financial condition, results of operations and cash flows are consistently reported. References to U.S. GAAP issued by the FASB in these notes to the combined consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined consolidated financial statements follows.

These combined consolidated financial statements are presented as if they are consolidated financial statements and all intercompany and intra-entity accounts and transactions have been eliminated upon consolidation and combination.

Use of estimates

The preparation of combined consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. Estimates include, but are not limited to, useful lives of certain assets and liabilities, the allowance for doubtful accounts and the estimated removal costs of the solar energy systems (which were determined to be nominal based on a probability-weighting of expected outcomes at the end of the Customer Agreements).

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Variable interest entities

In accordance with the provisions of FASB ASC 810, Consolidation (“ASC 810”), the Company consolidates any variable interest entity (“VIE”) of which it is the primary beneficiary. The Company formed or acquired VIEs which are partially funded by tax equity investors in order to facilitate the funding and monetization of certain attributes associated with the solar energy systems. The typical condition for a controlling financial interest ownership is holding a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities, such as VIEs, through arrangements that do not involve controlling voting interests. ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company does not consolidate a VIE in which it has a majority ownership interest when the Company is not considered the primary beneficiary. The Company evaluates its relationships with the VIEs on an ongoing basis to determine if it is the primary beneficiary.

The Company’s investments in, Ampere Solar Owner IV, LLC, Volta Solar Owner II, LLC, , ORE F4 HoldCo, LLC, ORE F5A HoldCo, LLC, ORE F6 HoldCo, LLC, Sunserve Residential Solar I, LLC, RPV Fund 11 LLC and RPV Fund 13 LLC (collectively, the “Remaining Funds”) were determined to be variable interests in VIEs. The Company’s investments in Ampere Solar Owner II, LLC, Ampere Solar Owner III, LLC, Ampere Master Tenant II, LLC, Ampere Master Tenant III, LLC (together with the Remaining Funds, the “Funds”) were determined to be variable interests in VIEs prior to the purchase of the tax equity investor’s interest. The Company considered the provisions within the contractual arrangements that grant it power to manage and make decisions that affect the operation of the VIEs, including determining the solar energy systems contributed to the VIEs, and the operation and maintenance of the solar energy systems. We consider the rights granted to the other investors under the contractual arrangements to be more protective in nature rather than substantive participating rights. As such, the Company was determined to be the primary beneficiary and the assets, liabilities and activities of the Funds are consolidated by the Company.

Spruce ABS, LLC (“ABS”), a wholly-owned subsidiary of the Company, had a variable interest in Spruce ABS Trust 2016-1 (“ABS Trust”), which was a variable interest entity consolidated by the Company as the Company was determined to be the primary beneficiary. In accordance with the standards under ASC 810, the Company was determined to be the primary beneficiary due to having the power to direct the activities that most significantly impact ABS Trust’s economic performance including the right to make significant decisions over non-performing loans that may significantly impact the overall performance of the portfolio, including loan modifications, principal adjustments, and repayment plans. Additionally, through the Certificates held by ABS, the Company has the obligation to absorb losses that could be potentially significant to ABS Trust and absorb residual gains that could be significant. ABS Trust owns a portfolio of residential energy efficiency and solar loans which are subject to a securitization transaction. On December 21, 2021, ABS and the purchaser of the ABS Trust (“Purchaser”) entered into a Trust Securities Purchase Agreement (“TSPA”) whereby ABS sold the trust certificates to the Purchaser. The Purchaser is the sole beneficial owner of the issued and outstanding trust certificates issued by ABS Trust. As the disposal represents a strategic shift and the Company does not have any continuing involvement in the operations of ABS Trust, operations during the year related to ABS Trust will be accounted for as discontinued operations (see Note 4).

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Noncontrolling interests and redeemable noncontrolling interests

The distribution rights and priorities for the Funds as set forth in their respective operating agreements differ from the underlying percentage ownership interests of the members. As a result, the Company allocates income or loss to the noncontrolling interest holders of the Funds utilizing the hypothetical liquidation of book value (“HLBV”) method, in which income or loss is allocated based on the change in each member’s claim on the net assets at the end of each reporting period, adjusted for any distributions or contributions made during such periods. The HLBV method is commonly applied to investments where cash distribution percentages vary at different points in time and are not directly linked to an equity member’s ownership percentage.

The HLBV method is a balance sheet-focused approach. Under this method, a calculation is prepared at each reporting date to determine the amount that each member would receive if the entity were to liquidate all of its assets and distribute the resulting proceeds to its creditors and members based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each member’s share of the income or loss for the period.

The Company classifies certain noncontrolling interests with redemption features that are not solely within its control outside of permanent equity in the combined consolidated balance sheets. Redeemable noncontrolling interests are reported using the greater of the carrying value at each reporting date as determined by the HLBV method or the estimated redemption value at the end of each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates, such as projected future cash flows at the time the redemption feature can be exercised.

Cash, cash equivalents, and restricted cash

The Company’s cash and cash equivalents as of December 31, 2021 and 2020 includes restricted cash which is subject to restriction due to provisions in the Company’s financing agreements (see Note 11) and the operating agreements of the Funds. The restricted cash may be subject to depository and collateral account agreements. The carrying amount reported in the combined consolidated balance sheet for restricted cash approximates fair value.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Cash and restricted cash consist of the following:

	2021	2020
Cash	$1,412,945	$3,351,869
Restricted cash
Discontinued operations	-	2,935,887
Debt reserves	20,657,187	21,791,243
Tax equity reserves	5,035,109	8,373,516
Other restrictions	136,574	255,005
Total	$27,241,815	$36,707,520

The restricted cash primarily represents cash held to service certain payments for debt financing arrangements and tax equity payments and provides financial assurance that the Company will fulfill its obligations with respect to certain financing arrangements as discussed in Note 11. All of the restricted cash is recorded in current assets except for $3,884,462 and $5,645,818 of tax equity reserves as of December 31, 2021 and 2020, respectively, which is recorded in non-current assets.

Loans receivable, net

Energy efficiency and solar loans were recorded at fair value in connection with a change in control of the Company in 2018. The difference between the principal balance and fair value of the loans in connection with the change of control are reflected as a discount which is being amortized into interest income using the effective interest method. Any remaining unamortized discounts and allowance for loan losses are presented as a reduction of the loan receivable balance.

Accounts receivable, net

Accounts receivables, trade, which are included in accounts receivable, arise from the sale of power to residential customers from Customer Agreements at net realizable value. The Company reviews its accounts receivable to determine the appropriate reserve for potentially uncollectible accounts receivable, if any. The Company reviews its accounts receivable by aging category to identify significant customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. The Company will reserve the full customer’s outstanding balance if a customer has any balance that is aged over 180 days. An allowance of $9,447,000 and $6,734,247 was recorded as of December 31, 2021 and 2020, respectively.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Changes in the allowance recorded against accounts receivable, trade, net are as follows:

	2021	2020
Balance at beginning of period	$6,734,247	$2,043,060
Bad debt expense	4,464,243	1,569,643
Write-offs	(1,751,490)	-
Acquired allowance	-	3,121,544
Balance at the end of period	$9,447,000	$6,734,247

Investments

The Company’s investments are comprised of mutual funds which are carried at their fair value based on the quoted market prices of the securities at December 31, 2021 and 2020. Mutual funds classified as current assets were $10,182,099 and $14,089 as of December 31, 2021 and 2020, respectively. Net realized and unrealized gains and losses on the mutual funds were immaterial in 2021 and 2020 and are included in non-operating expenses in the combined consolidated statements of operations.

Furniture and equipment, net

Furniture and equipment, net, which includes computers, hardware, software, office equipment and leasehold improvements, are stated at cost less accumulated depreciation. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful life of the asset. The Company evaluates the remaining useful life of furniture and equipment on an ongoing basis and adjusts depreciation periods accordingly if events or changes in circumstances indicate a remaining useful life is different than previously estimated. The estimated useful lives of the furniture and equipment are as follows:

Asset type	Estimated useful lives

Computer equipment	2 years
Furniture and equipment	5 years
Hardware and software	2 years
Leasehold improvements	6 years or remaining lease term

Solar energy systems, net

Solar energy systems, net consists of residential solar energy systems which are subject to Customer Agreements. Solar energy systems are recorded at fair value upon acquisition, less any impairment charges. For all acquired systems, the Company calculates depreciation using the straight-line method over the remaining useful life as of the acquisition date based on a 30-year useful life from the date the asset was placed in service. When a solar energy system is sold or otherwise disposed of, a gain (or loss) is recognized for the amount of cash received in excess of the net book value of the solar energy system (or vice versa) at which time the related solar energy system is removed from the balance sheet.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Intangible assets and liabilities, net

In connection with the acquisition of certain residential solar energy systems and related contractual Customer Agreements, certain intangible assets and liabilities were recorded at fair value upon acquisition. Intangible assets are amortized using the straight-line method over the remaining useful life as of the acquisition date based on a 30-year useful life from the date the asset was placed in service.

Additionally, in connection with the acquisitions, the Company recorded adjustments to fair value for the Company’s performance-based incentives (“PBIs”) and solar renewable energy credit (“SREC”) assets and liabilities (for above and below market contracts, respectively), which are amortized based on the expected pattern in which the economic benefits or costs of the intangible asset or liability are consumed, incurred or otherwise expected to provide utility.

Amortization of intangible assets and liabilities is reflected in revenue. See Note 6 for additional details on the intangible assets and liabilities.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the assets to their future net undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. The Company does not believe that there were any indicators of impairment that would require an adjustment to the Company’s long-lived assets or their estimated recovery as of December 31, 2021 and 2020.

Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of amounts due that management considers to be probable and estimable, including invoices not recorded as accounts payable at year-end, accrued payroll, accrued vacation and accrued bonuses.

Deferred revenue

Amounts collected from customers for which the criteria for revenue recognition have not yet been met are recorded as deferred revenue and recognized ratably as revenue over the initial term of the customer agreements.

Derivative instruments and hedging activities

In accordance with ASC 815, Derivatives and Hedging, as amended (“ASC 815”), all derivative instruments, except those meeting specific exceptions, are recognized in the combined consolidated balance sheet at fair value. Realized gains and losses and changes in fair value are recognized immediately in earnings. The Company measures the fair value of its derivative instruments in accordance with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). All hedging activities have potential performance risk and the Company considered the inherent risk by reducing the liability according to known and relevant market movement for the relevant period.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

The Company has recorded interest rate swaps related to its financing agreements (see Note 11). The Company has not designated these interest rate swaps as cash flow hedges or fair value hedges. The interest rate swaps are recorded in other current assets, other assets, other current liabilities and other long-term liabilities, as appropriate, in the combined consolidated balance sheets and the changes in fair value are recorded in interest expense, net in the combined consolidated statements of operations. The Company has included unrealized gains and losses on interest rate swaps as a non-cash reconciling item in operating activities in the combined consolidated statements of cash flows.

Fair value measurements

The Company follows ASC 820 for financial assets and liabilities measured on a recurring basis. ASC 820 defines fair value as the price received to transfer an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and further expands required disclosures about such fair value measurements. ASC 820 requires that the fair value of an asset or liability include the nonperformance risk (including an entity’s credit risk and other risks such as settlement risk) related to the asset or liability being measured.

In accordance with ASC 820, the Company categorizes the financial assets and liabilities carried at fair value in its combined consolidated balance sheet based upon the required three-level valuation hierarchy. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (“Level 1”) and the lowest priority to unobservable valuation inputs (“Level 3”). If the inputs used to measure a financial asset or liability cross different levels of the hierarchy, categorization is based on the lowest level input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the overall fair value measurement of a financial asset or liability requires judgment and considers factors specific to the asset or liability. The three levels are described below:

Level 1:	Financial assets and liabilities whose values are based on unadjusted quoted prices for similar assets and liabilities in an active market.

Level 2:	Financial assets and liabilities whose values are based on quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable in the market and significant to the overall fair value measurement. These inputs reflect management’s judgment about the assumptions that a market participant would use in pricing the asset or liability, and are based on the best available information, some of which is internally developed.

The fair value of the Company’s derivative assets and liabilities are determined using a quantitative model that requires the use of multiple market inputs including interest rates to generate continuous yield curves and volatility factors which are used to value the position. The majority of market inputs are actively quoted and can be validated through external sources, including brokers and third-party pricing services. The fair values of derivative assets and liabilities include adjustments for market liquidity, nonperformance risk, and other deal specific factors, where appropriate. The fair value of fixed-rate long-term debt is based on interest rates currently offered for debt with similar maturities and terms.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

The following fair value hierarchy table presents information about the Company’s financial assets and liabilities measured at fair value as of December 31, 2021 and 2020:

	2021
Assets	Level 1	Level 2	Level 3	Total
Investments	$10,182,099	$-	$-	$10,182,099
Interest rate swaps, long-term	-	5,752,236	-	5,752,236
Total	$10,182,099	$5,752,236	$-	$15,934,335

Liabilities	Level 1	Level 2	Level 3	Total
Interest rate swaps, current	$-	$5,067,204	$-	$5,067,204
Interest rate swaps, long-term	-	6,479,894	-	6,479,894
Total	$-	$11,547,098	$-	$11,547,098

	2020
Assets	Level 1	Level 2	Level 3	Total
Investments	$14,089	$-	$-	$14,089
Interest rate swaps, long-term	-	466,606	-	466,606
Total	$14,089	$466,606	$-	$480,695

Liabilities	Level 1	Level 2	Level 3	Total
Interest rate swaps, current	$-	$6,226,888	$-	$6,226,888
Interest rate swaps, long-term	-	18,709,055	-	18,709,055
Total	$-	$24,935,943	$-	$24,935,943

The Company uses various assumptions and methods in estimating the fair values of its financial instruments. The following table presents information about the assumptions and methods used to determine the fair value measurements:

	Valuation	Inputs
Interest rate swaps	Discounted cash flow	Benchmark yield curve
Counterparty credit risk

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

The financial instruments that potentially expose the Company to credit risk or valuation risk consist primarily of the interest rate swaps detailed above. There were no financial assets or liabilities measured at fair value on a nonrecurring basis other than as it relates to the acquisitions (see Note 3), during the years ended December 31, 2021 and 2020. The Company has assessed market conditions and has determined that the fair value of all floating rate debt instruments approximate their carrying value for the years ended 2021 and 2020. For the Company’s fixed rate debt instrument (Second KeyBank Credit Agreement), the fair value as of December 31, 2021 and 2020 has been determined as:

Debt Instrument	2021	2020
Second KeyBank Credit Agreement	$147,115,000	$126,257,000
ABS Trust Class A Notes (discontinued operations)	-	4,537,000
ABS Trust Class B Notes (discontinued operations)	-	10,655,000

Asset retirement obligations

Customer agreements only require that systems be removed if: (1) the customer has not renewed the customer agreement or exercised their purchase option and (2) the host customer requests the Company to remove the system. Upon review of the Company’s estimate of the probability of required system removal, the Company considered current industry trends and has determined that it is highly probable that the customers will choose to renew their agreements or exercise the buyout option as the systems have an estimated useful life greater than the terms of the customer agreements and would still present value to the customer through cost savings. Therefore, the Company believes that the probability-weighted estimated removal costs are nominal.

Debt issuance costs and fair value of debt

The Company presents debt issuance costs as a direct reduction of the carrying amount of the recognized term loan on the combined consolidated balance sheets and records amortization of the debt issuance costs as interest expense based on the effective interest method.

In connection with a change in control of the Company, debt that existed as of December 31, 2018 was remeasured to fair value. The difference between the principal balance of the debt and its fair value is reflected as a debt discount and is amortized into interest expense using the effective interest method.

Revenue recognition

The following table presents the detail of revenue recognized under ASC 606, Revenue from Contracts with Customers, as recorded in the combined consolidated statements of operations:

	2021	2020
PPA revenue	$31,815,215	$32,587,115
SLA revenue	34,443,069	19,581,834
Solar renewable energy credit revenue	7,163,191	3,823,395
Government incentives	1,836,464	875,853
MSA revenue	2,949,616	1,957,914
Loan servicing	1,158,810	1,716,775
Total	$79,366,365	$60,542,886

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Energy generation

Customers purchase electricity under PPAs or SLAs. Revenue is recognized from contracts with customers as performance obligations are satisfied at a transaction price reflecting an amount of consideration based upon an estimated rate of return which is expressed as the solar rate per kilowatt hour or a flat rate per month as defined in the customer contracts.

PPAs

Under ASC 606, Revenue from Contracts with Customers, PPA revenue is recognized based upon the amount of electricity delivered as determined by remote monitoring equipment at solar rates specified under the PPAs.

SLAs

The Company has SLAs, which do not meet the definition of a lease under ASC 842, Leases, and are accounted for as contracts with customers under ASC 606. Revenue is recognized on a straight-line basis over the contract term as the obligation to provide continuous access to the solar energy system is satisfied. The amount of revenue recognized may not equal customer cash payments because the performance obligation has been satisfied ahead of cash receipt or evenly as continuous access to the solar energy system has been provided. The differences between revenue recognition and cash payments received are reflected in accounts receivable, other assets or deferred revenue, as appropriate.

Solar renewable energy credits

The Company has contracts with third parties to sell SRECs generated by the solar energy systems for fixed prices. Certain contracts that meet the definition of a derivative may be exempted as normal purchase or normal sales transactions (“NPNS”). NPNS are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. The Company’s SREC contracts meet these requirements and are designated as NPNS contracts. Such SRECs are exempted from the derivative accounting and reporting requirements, and the Company recognizes revenues in accordance with ASC 606.The Company recognizes revenue for SRECs based on predetermined pricing within the respective contracts at a point of time when the SRECs are transferred.

Government incentives

The Company participates in the Residential Solar Investment Program of Connecticut, which offers a performance-based incentive (“PBI”) for certain of its solar energy systems that are associated with the program (“eligible systems”). PBIs are paid to the Company and recognized as revenue quarterly based on actual per-kilowatt-hour production delivered to the eligible systems. For systems up to 20kW, the Company will be paid a predetermined rate based on the eligible system start date. The program lasts for six years from the eligible systems’ start date. PBI revenue is accounted for under ASC 606 and is earned monthly based upon the actual electricity produced by the system.

MSA revenue

The Company earns operating and maintenance revenue from third-party residential solar fund customers at pre-determined rates for various operating and maintenance and asset management services as specified in Maintenance Service Agreements (“MSAs”) and Operating Service Agreements (“OSAs”). The MSAs and OSAs contain multiple performance obligations, including routine maintenance, nonroutine maintenance, renewable energy certificate management, inventory management, delinquent account collections and customer account management. Pursuant to ASC 606, the Company has elected the “right to invoice” practical expedient and revenues for these performance obligations are recognized as services are rendered based upon the underlying contractual arrangements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Loan servicing

The Company performs loan servicing functions for third parties in return for a servicing fee. The compensation is based on a percentage of the loans outstanding. The Company has elected the “right to invoice” practical expedient and loan servicing support revenues are recognized as services are rendered based upon the underlying contractual arrangements.

Loan sales

The Company accounts for loan sales, which are transfers of financial assets, as sales when it has surrendered control over the related assets. Whether control has been relinquished requires, among other things, an evaluation of relevant legal considerations and an assessment of the nature and extent of the Company’s continuing involvement with the assets transferred. The loan sales during the year ended December 31, 2021 was reflected within discontinued operations (see Note 4).

Defined contribution plan

The Company has a 401(k) Plan (“Plan”) to provide retirement and incidental benefits for its employees. Employees may contribute a percentage of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. As of December 31, 2021, the Company has not yet made any contributions to this plan.

Income taxes

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC Spruce Holding Company 3, LLC, and Spruce Manager, LLC have been organized as multi-member limited liability companies and are treated as partnerships for federal and state income tax purposes and, as such, are not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and reported by the members on their respective income tax returns.

Spruce Lending Inc. (“SLI”), a wholly owned subsidiary of the Company, is taxed as a corporation and accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carryforwards, and other tax credits measured by applying currently enacted tax laws. A valuation allowance is provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

SLI records uncertain tax positions in accordance with Accounting Standards Codification 740 on the basis of a two-step process. First SLI determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position. Second, for those tax positions that meet the more-likely-than-not recognition threshold, SLI recognizes the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority. There were no uncertain tax positions as of December 31, 2021 and 2020.

SLI’s policy is to include interest and penalties related to unrecognized tax benefits, if any, within the provision for taxes in the combined consolidated statements of operations.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Income tax returns, which report the activity of the Company, are subject to examination by the Internal Revenue Service (“IRS”) for a period of three years. While no income tax returns are currently being examined by the IRS, tax years since 2018 remain open.

Investment Tax Credits are significant benefits derived from the ownership of solar energy systems that have been retained by the Company or passed to the tax equity investors. There is no recognition in these financial statements by the Company since the Investment Tax Credits are realized in the members’ and tax equity investors’ tax returns.

Operating expenses

Operating expenses include operating and maintenance, loan servicing, compensation and benefits, professional fees, and general and administrative expenses. Operating and maintenance expenses include filing and search fees, lease servicer fees, operations and maintenance service fees and other management fees. General and administrative expenses include office rent and utilities, depreciation from corporate property and equipment, and travel expenses.

Discontinued operations

The Company evaluated ASC 205-20, Presentation of Financial Statements - Discontinued Operations, in determining its discontinued operations. A component is considered a discontinued operation when it is disposed of, or meets the held-for-sale criteria, and if it represents a strategic shift that has a major effect on the Company’s financial results, based on both qualitative and quantitative factors and if the Company would not have any continuing involvement in a discontinued operation. All operating activity of the discontinued operations for the years ended December 31, 2021 and 2020 is presented in income (loss) from discontinued operations.

Leases

Effective January 1, 2019, the Company adopted the new lease accounting guidance in ASU 2016-02, Leases (Topic 842) (“ASC 842”). ASC 842 establishes a new lease accounting model for leases, which requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities in the balances sheet, however, lease expense will be recognized in the income statements in a manner similar to previous requirements.

The Company elected the package of practical expedients permitted in ASC 842. Accordingly, the Company accounted for its existing operating leases as operating leases under the new guidance, without reassessing (a) whether the contracts contain a lease under ASC 842, (b) whether classification of the operating lease would be different in accordance with ASC 842, or (c) whether the unamortized initial direct costs before transition adjustments (as of December 31, 2018) would have met the definition of initial direct costs in ASC 842 at lease commencement.

The Company leases real estate and equipment under operating leases. Rent expense is recognized on a straight-line basis over the term of the lease agreement. Rent expense associated with operating leases, short-term leases and variable leases is primarily recorded in operating expenses in the Company’s combined consolidated statements of operations.

A ROU asset and corresponding lease liability for leases with original lease terms of one year or less are not included in the combined consolidated balance sheets, unless such leases contain renewal options that the Company is reasonably certain will be exercised. The determination of the discount rate utilized has a significant impact on the calculation of the present value of the lease liability. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date secured borrowing rate under certain of the Company’s financing arrangements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Recent accounting standards

Credit losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) (“ASC 326”) and subsequently issued various corresponding updates that will update the impairment mode for financial assets measured at amortized cost, known as the Current Expected Credit Loss (“CECL”) model. ASC 326 will replace the long-standing incurred loss model used in calculating the allowance for credit losses with a CECL model. CECL utilizes forward-looking information when establishing reserves for credit losses. The new standard removes the thresholds that companies apply to measure credit losses on financial instruments measured at amortized cost, such as loans, receivables and held-to-maturity debt securities. When measuring credit losses under CECL, financial assets that share similar risk characteristics (e.g., risk rating, effective interest rate, type, size, term, geographical location, vintage, etc.) are to be evaluated on a collective (pool) basis, while financial assets that do not have similar risk characteristics must be evaluated individually. Under current U.S. GAAP, companies generally recognize credit losses when it is probable that the loss has been incurred.

The revised guidance will remove all recognition thresholds and will require companies to recognize an allowance for credit losses for the difference between the amortized cost basis of a financial instrument and the amount of amortized costs that the Company expects to collect over the instrument’s contractual life. ASU 2019-10 delayed the effective date of this standard, which is now effective for the Company for years beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating the impact of adopting this new standard on its combined consolidated financial statements and disclosures.

Contingencies

Certain conditions may exist as of the date the combined consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Note 3 - Acquisitions

Greenbacker

The Company entered into a Membership Interest Purchase and Sale Agreement (“MIPSA”) with Greenbacker Residential Solar, LLC and Greenbacker Residential Solar 2, LLC to purchase a controlling interest in portfolio of residential solar assets including ORE Owner I, LLC, ORE F4 HoldCo, LLC, ORE F5A HoldCo, LLC, ORE F6 HoldCo, LLC, and SunServe Residential Solar I, LLC, together with their related subsidiaries. The MIPA closed on March 5, 2020, and the Company paid a total of $44.7 million, which includes a base purchase price of $44.6 million, and certain working capital adjustments. Noncontrolling interests of $4.5 million in Class A tax equity interests (owned by a third party) which were added to the economic purchase price of the acquisition. The total purchase price was funded through the issuance of debt, which is reflected on the statement of cash flows net of the related debt issuance costs. The acquisition was recorded as an asset acquisition and the total consideration has been allocated on a relative fair value basis base to the assets and liabilities acquired based on an independent third-party valuation. The determination of fair values were based on level 3 inputs using a discounted cash flow and replacement cost model to value long lived assets. The following summarizes the fair value of the assets acquired and the liabilities assumed by major class as of the acquisition date:

Cash and cash equivalents	$1,644,203
Accounts receivable, net	1,009,275
Prepaid expenses	201,608
Property, plant and equipment	42,285,066
Intangible assets, net	5,988,638
Accounts payable	(90,990)
Accrued expenses	(1,437,141)
Intangible liabilities, net	(280,558)
Other current liabilities	(60,101)
Noncontrolling interests	(4,500,000)
$44,760,000

RPV Holdco 1

On May 14, 2020, the Spruce Power 2, LLC (“Spruce Power 2”, formerly known as Spruce Juniper, LLC), a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (“PSA”) to acquire one hundred percent of the outstanding membership interest in RPV Holdco 1, LLC (“RPV Holdco 1”). The total purchase price was $78,100,000.

RPV Holdco 1 owns one hundred percent of the outstanding membership interests of RPV 1 LLC (“RPV 1”) and RPV 2 LLC (“RPV 2” and, together with RPV 1, the “HoldCos”). RPV 1 owns one hundred percent of the outstanding Class B membership interests of RPV Fund 11 LLC (“Fund 11”) and one hundred percent of the outstanding membership interests of RPV Fund 12 LLC (“Fund 12”). RPV 2 owns one percent of the outstanding membership interests of RPV Fund 13 LLC (“Fund 13”). The acquisition was recorded as an asset acquisition and the total consideration has been allocated on a relative fair value basis base to the assets and liabilities acquired based on an independent third-party valuation. The determination of fair values were based on Level 3 inputs using a discounted cash flow model to value long-lived assets and SREC intangible liabilities. The following summarizes the fair value of the assets acquired and the liabilities assumed by major class as of the acquisition date:

Cash and cash equivalents	$1,577,106
Accounts receivable, net	312,750
Prepaid expenses	7,467
Solar energy systems	84,021,198
SLA contract assets	4,770,779
SREC & PBI contract assets	760,751
SREC contract liabilities	(8,560,051)
Non-controlling interests	(4,790,000)
Net purchase price	$78,100,000

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

NRG

On November 13, 2020, the Spruce Power 3, LLC (“Spruce Power 3”), a wholly-owned subsidiary of the Company, entered into a PSA to acquire all of NRG’s membership interests of various project companies. The total purchase price was $65,500,750 which is comprised of a base purchase price of $70,625,000 plus a service arrangements fee payout of approximately $165,000 less a working capital adjustment of approximately $71,250 and amounts received from the seller of approximately $5,218,000. The acquisition was recorded as an asset acquisition and the total consideration has been allocated on a relative fair value basis base to the assets and liabilities acquired based on an independent third-party valuation. The determination of fair values were based on Level 3 inputs using a replacement cost or discounted cash flow model to value long-lived assets and SREC intangible liabilities. The following summarizes the fair value of the assets acquired and the liabilities assumed by major class as of the acquisition date:

Cash and cash equivalents	$1,334,738
Accounts receivable, net	442,625
Solar energy systems	69,074,159
PPA and SLA assets	4,669,898
SREC & PBI contract assets	39,719
Accounts payable and accrued expenses	(170,340)
SREC contract liabilities	(9,890,046)
Net purchase price	$65,500,753

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

WEC

On November 13, 2020, Spruce Power 3 entered into a Unit Purchase Agreement (“UPA”) to acquire 100% of all outstanding membership interests of WEC. The total purchase price was $10,527,000 which includes a base purchase price of approximately $10,203,000 plus a working capital adjustment. The acquisition was recorded as an asset acquisition and the total consideration has been allocated on a relative fair value basis base to the assets and liabilities acquired based on an independent third-party valuation. The determination of fair values were based on Level 3 inputs using a replacement cost or discounted cash flow model to value long-lived assets. The following summarizes the fair value of the assets acquired and the liabilities assumed by major class as of the acquisition date:

Cash and cash equivalents	$347,247
Prepaid expenses	1,701
Solar energy systems	6,031,467
PPA and SLA assets	4,184,869
Accounts payable and accrued expenses	(38,371)
$10,526,913

Rise Solar

On July 31, 2020, Spruce Home 2, LLC entered into a Membership Interest Transfer and Assignment Agreement to acquire the membership interests in Rise Solar, LLC. The total purchase price to Spruce Home 2, LLC was $300,000. The acquisition was recorded as an asset acquisition and the total consideration has been allocated on a relative fair value basis base to the assets and liabilities acquired based on an independent third-party valuation. The determination of fair values were based on Level 3 inputs using a replacement cost or discounted cash flow model to value long-lived assets. The value of the acquisition was concentrated solely in solar energy systems.

Note 4 - Discontinued operations

On December 21, 2021, as the operations of ABS Trust did not align with the Company’s core operations, the Company sold ABS Trust to the Purchaser under the TSPA for a sale price of $9,407,724. Additionally, the Company entered into a Purchase Agreement (“NPL Sale”) with an unrelated party who purchased a portfolio of consumer loans and receivables relating to solar installations and energy improvements that had been charged off by the Company as non-performing loans (“NPLs”). The sale of the NPLs held by the Company resulted in cash proceeds of $146,400. The sale of ABS Trust has a major effect on the Company’s financial results, representing a strategic shift, and was therefore determined to be a discontinued operation. Additionally, as the Company does not have any loans, performing and non-performing, as of year-end, this also represents a strategic shift, and the related recoveries and gain on the NPL Sale is a part of discontinued operations.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

The following summarized financial information related to the ABS Trust and NPLs is segregated from continuing operations and reported as discontinued operations for the years ended December 31, 2021 and 2020:

	2021	2020
Interest income	$941,152	$1,931,615
Loan interest expense	(812,537)	(1,391,721)
Net interest income	128,615	539,894
Provision for loan losses, net of recoveries	211,633	519,255
Net interest income after loan recoveries	340,248	1,059,149
Loss on disposal of discontinued operations	(1,590,911)	-
Loss from discontinued operations	$(1,250,663)	$1,059,149

Note 5 - Property and equipment, net

The following table represents the major components of property and equipment as of December 31, 2021, and 2020:

	2021	2020
Computer equipment	$139,812	$19,749
Furniture and equipment	287,906	46,632
Hardware and software	369,573	364,160
Leasehold improvements	34,757	-
Total property and equipment	832,048	430,541
Less accumulated depreciation	(445,695)	(346,192)
Total property and equipment, net	$386,353	$84,349

Depreciation expense for property and equipment for the years ended December 31, 2021 and 2020 was $103,322 and $49,761, respectively.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Note 6 - Solar energy systems, net

As of December 31, 2021 and 2020, the components of solar energy systems, net consisted of the following:

	2021	2020
Solar energy systems	$401,928,916	$422,390,074
Less accumulated depreciation	(43,377,858)	(40,910,541)
Solar energy systems, net	$358,551,058	$381,479,533

Depreciation expense for solar energy systems was $15,716,153 and $11,771,820 for the years ended December 31, 2021 and 2020, respectively.

Note 7 - Loan receivable

Loan receivables are recorded at cost, net of unamortized direct loan origination and acquisition costs, unamortized discounts and allowance for loan losses. The Company has a homogenous pool of energy efficiency loans and solar loans.

The following table summarizes the Company’s loans receivable portfolio as of December 31, 2020:

Gross loans receivable balance	$24,176,343
Allowance for loan losses	(919,286)
Interest receivable	104,851
Unamortized discount, net	(204,188)
Total loans receivable - net	$23,157,720

Management monitors the credit quality of its loan receivables by reviewing metrics such as delinquency rates and charge-off rates. These metrics are utilized for credit risk management.

Energy efficiency and solar loans are placed on nonaccrual status and charged-off when any portion of the principal or interest is 120 days past due or earlier if factors indicate that the ultimate collectability of the principal or interest is not probable. Interest received from loans on nonaccrual status is recorded as income when collected. Loans return to accrual status when the principal and interest become current and it is probable that the amounts are fully collectible.

The Company records an allowance for loan losses to capture probable losses inherent in its loan portfolios as of the combined consolidated balance sheet date. Actual losses are charged-off, net of recoveries, to the allowance for loan losses. The allowance is maintained at a level that management believes is adequate to provide for the probable losses inherent in that portfolio.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Due to the nature of the loan portfolios, the Company evaluates energy efficiency loans and solar loans as a single class. To determine the allowance for loan losses, the Company evaluates historical data from its own portfolio. Additionally, the Company considers various credit quality indicators including credit scores, charge-off rates, repayment status, current economic conditions and other relevant factors, as well as industry collection experience.

The following table summarizes changes in the allowance for loan losses for the year ended December 31, 2020:

Allowance for loan losses, January 1, 2020	$2,247,837
Provision for loan losses, net of recoveries	(573,722)
Charge-offs	(754,829)
Allowance for loan losses, December 31	$919,286

Note 8 - Intangible assets and liabilities, net

As of December 31, 2021 and 2020, the components of intangible assets consisted of the following:

	Customer agreements	SREC contracts	PBI contracts	Total
Gross carrying amount
Balance as of January 1, 2020	$23,842,608	$125,032	$2,942,833	$26,910,473
Acquired	19,613,962	-	800,470	20,414,432
Impairment	-	-	-	-
Disposals	(430,161)	(519)	(3,442)	(434,122)
Balances as of December 31, 2020	43,026,409	124,513	3,739,861	46,890,783
Disposals	(1,127,089)	-	-	(1,127,089)
Balances as of December 31, 2021	$41,899,320	$124,513	$3,739,861	$45,763,694

	Customer agreements	SREC contracts	PBI contracts	Total
Accumulated amortization
Balance as of January 1, 2020	$434,490	$443	$378,571	$813,504
Amortization	1,406,361	5,533	426,519	1,838,413
Impairment
Disposals	(7,940)	(344)	(939)	(9,223)
Balances at December 31, 2020	1,832,911	5,632	804,151	2,642,694
Amortization	1,736,075	5,219	391,780	2,133,074
Disposals	(67,644)	-	-	(67,644)
Balances as of December 31, 2021	$3,501,342	$10,851	$1,195,931	$4,708,124
Net book value as of December 31, 2021	$38,397,978	$113,662	$2,543,930	$41,055,570

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Net amortization of intangible asset expense for the next five years and thereafter:

2022	$2,051,600
2023	2,012,214
2024	1,978,925
2025	1,950,234
2026	1,925,473
Thereafter	31,137,124
$41,055,570

As of December 31, 2021 and 2020, the components of intangible liabilities consisted of the following:

SREC contracts
Gross carrying amount
Balance as of January 1, 2020	$(502,572)

Acquired	(18,730,655)
Impairment	-
Disposals	2,085
Balances as of December 31, 2020	(19,231,142)
Disposals	202,209
Balances as of December 31, 2021	$(19,028,933)

Total
Accumulated amortization
Balance as of January 1, 2020	$1,496

Amortization	2,022,709
Disposals	(1,002)
Balances as of December 31, 2020	2,023,203
Amortization	4,522,014
Disposals	(202,209)
Balances as of December 31, 2021	$6,343,008

Net book value as of December 31, 2021	$(12,685,925)

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Net amortization of intangible liability income for the next five years and thereafter:

2022	$3,483,488
2023	2,910,246
2024	2,129,583
2025	1,356,308
2026	815,451
Thereafter	1,990,849
$12,685,925

Intangible assets and liabilities amortization is recognized as revenue in the combined consolidated statements of operations.

Note 9 - Variable interest entities

The Company’s combined consolidated financial statements include the assets, liabilities and results of operations of VIEs for which the Company is the primary beneficiary. The other equity holders’ interests are reflected in “Net income attributable to noncontrolling interests” in the combined consolidated statements of operations and “Noncontrolling interests” in the combined consolidated balance sheets.

The following table summarizes the carrying amounts of these entities’ assets and liabilities included in the Company’s combined consolidated balance sheets at December 31, 2021 and 2020:

	2021	2020
Assets
Restricted cash	$7,565,171	$11,003,165
Accounts receivable, net	2,772,443	3,985,978
Prepaid expenses and other current assets	136,085	205,797
Deferred rent	1,396,684	796,126
Intangible assets, net	4,961,186	5,136,998
Solar energy systems, net	149,300,666	196,989,833
Total assets	$166,132,235	$218,117,897
Liabilities
Accounts payable	$116,169	$131,631
Accrued expenses	1,214,199	678,881
Intangible liabilities, net	2,185,957	3,846,919
Current portion of deferred revenue	142,925	131,911
Deferred revenue, net of current portion	916,524	1,282,152
Total liabilities	$4,575,774	$6,071,494

Other than the guarantees disclosed in Note 16, the Company’s maximum exposure to loss as a result of its involvement with the Funds is limited to its equity investments in the Funds which is approximately $112,000,000 as of December 31, 2021.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Note 10 - Deferred revenue

The following table presents the total change in deferred revenue as of December 31, 2021 and 2020:

	2021	2020
Balance at the beginning of the period	$1,553,193	$2,087,727
Additions	1,238,010	573,812
Recognized in revenue	206,033	72,092
Disposals	-	(1,180,438)
Balance at the end of the period	$2,997,236	$1,553,193

Note 11 - Notes payable, net

As of December 31, 2021 and 2020, the components of notes payable, net consisted of the following:

SVB Credit Agreement	$252,743,058	$266,802,629
Second SVB Credit Agreement	54,390,058	58,145,250
KeyBank Credit Agreement	69,597,100	74,810,470
Second KeyBank Credit Agreement	145,975,000	125,106,486
ABS Trust Class A Notes	-	4,512,413
ABS Trust Class B Notes	-	10,290,000
Bridge Loan	-	7,200,000
Less: debt issuance costs, net of amortization	(4,181,750)	(7,592,135)
Notes payable, net	$518,523,466	$539,275,113

SVB Credit Agreement

On April 29, 2019, Spruce Power 1, LLC (“Spruce Power 1 “, formerly known as Kilowatt Systems, LLC), Volta Owner I LLC, and Volta MH Owner II LLC entered into a Credit Agreement with Silicon Valley Bank (“SVB Credit Agreement”) as Co-Borrowers with a total principal balance of $194,077,342. On October 29, 2019, the Company amended and restated the credit facility (the “A&R SVB Credit Agreement”). The additional term loan amount under the A&R SVB Credit Agreement was $34,174,010. Under the A&R SVB Credit Agreement, the Co-Borrowers to the debt facility were Greenday Finance I, LLC, Volta MH Owner II, LLC, and Spruce Kismet, LLC (collectively, with Spruce Power 1, the “Co-Borrowers”). The A&R SVB Credit Agreement is collateralized with all of the assets and property of, and equity interest in, each Co-Borrower and certain related parties of the Company. The A&R SVB Credit Agreement consists of a term loan commitment and a Debt Service Reserve letter of credit commitment.

The term loan bears interest at the three-month LIBOR plus the applicable margin. The applicable margin is 2.25% per annum for the first three years, 2.375% per annum from the third anniversary through the sixth anniversary and 2.5% per annum starting on the sixth anniversary. The interest rate on the A&R SVB Credit Agreement as of December 31, 2021 and 2020 was 2.38% and 5.50%, respectively, exclusive of the amortization of debt issuance costs.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

On March 5, 2020, Spruce Power 1, along with the other Co-Borrowers, entered into an Omnibus Amendment and Consent (the “Omnibus”) related to the A&R SVB Credit Agreement to provide for additional term loan commitments totaling approximately $53,780,000 and additional letter of credit commitments of approximately $2,890,000. This was accounted for as a debt extinguishment and the related loss, including the write-off of existing debt issuance costs, is included in loss on debt extinguishment.

The A&R SVB Credit Agreement provides that the lenders agree to issue letters of credit at any time during the letter of credit availability period, further defined in the A&R SVB Credit Agreement, provided that the purpose of the letter of credit is to satisfy the Debt Service Reserve (“DSR LC”). As of December 31, 2021 and 2020, the DSR LC has a total capacity of $17,051,276 and a total of $15,640,272 in letters of credit outstanding with no amounts drawn. Amounts outstanding under the DSR LC bear interest of 2.25% per annum and unused amounts bear interest at 0.5% per annum.

The A&R SVB Credit Agreement requires Spruce Power 1 to be in compliance with various covenants including debt service coverage ratios. The refinancing also provides that the Co-Borrowers may not make distributions unless it has satisfied various provisions relating to debt service, events of default and financial ratios. As of December 31, 2021 and 2020, Spruce Power 1 was in compliance with the covenants contained in the A&R SVB Credit Agreement.

Debt issuance costs, net of amortization, are $696,883 and $926,492 as of December 31, 2021 and 2020, respectively. The effective interest rate utilized to amortize the debt issuance costs was 0.075% as of December 31, 2021 and 2020.

The term loan component of the A&R SVB Credit Agreement requires quarterly principal payments, paid a month in arrears, beginning December 31, 2019 with the remaining balance due in a single payment on April 30, 2026. Additionally, the A&R SVB Credit Agreement requires mandatory prepayments which are 100% of the Net Available Amount of all proceeds in cash and cash equivalents. Amounts prepaid are applied on a pro rata basis to the outstanding term loans and to prepay any outstanding LC Loans. As of December 31, 2021 and 2020, Spruce Power 1 had $252,743,057 and $266,802,630 of principal outstanding, respectively.

Second SVB Credit Agreement

On May 14, 2020, Spruce Power 2 entered into a Credit Agreement with Silicon Valley Bank (“Second SVB Credit Agreement”). The Second SVB Credit Agreement consisted of a term loan of $60,043,010, which was used directly to fund the acquisition of RPV Holdco 1 and a letter of credit (the “Second DSR LC”) for $3,050,173. The Second SVB Credit Agreement is collateralized with all of the assets and property of, and equity interest in, Spruce Power 2 and its subsidiaries.

The term loan bears interest at the three-month LIBOR plus the applicable margin. The applicable margin is 2.30% per annum for the first three years, 2.425% per annum from the third anniversary through the sixth anniversary and 2.55% per annum starting on the sixth anniversary. The interest rate on the Second SVB Credit Agreement as of December 31, 2021 and 2020 was 2.43% and 2.514%, respectively, exclusive of the amortization of debt issuance costs.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

As of December 31, 2021 and 2020, the Second DSR LC has a total capacity of $3,050,173 and a total of $2,720,525 in letters of credit outstanding with no amounts drawn. Amounts outstanding under the Second DSR LC bear interest of 2.3% per annum and unused amounts bear interest at 0.5% per annum.

The Second SVB Credit Agreement requires Spruce Power 2 to be in compliance with various covenants including debt service coverage ratios. As of December 31, 2021, Spruce Power 2 was in compliance with the covenants contained in the Second SVB Credit Agreement.

Debt issuance costs, net of amortization, were $1,424,987 and $1,761,345 as of December 31, 2021 and 2020, respectively. The effective interest rate utilized to amortize the debt issuance costs was 0.36% as of December 31, 2021.

The Second SVB Credit Agreement requires quarterly principal payments and matures on May 14, 2027. As of December 31, 2021 and 2020, Spruce Power 2 had $54,390,058 and $58,145,250 of principal outstanding, respectively.

KeyBank Credit Agreement

On November 13, 2020, Spruce Power 3 entered into a Credit Agreement with KeyBank National Association (“KeyBank Credit Agreement”). The KeyBank Credit Agreement consisted of a term loan of $74,810,470, which was used directly to fund the acquisitions of WEC and NRG, and a letter of credit (the “KeyBank DSR LC”) for $4,081,863. The KeyBank Credit Agreement is collateralized with all of the assets and property of, and equity interest in, Spruce Power 3 and its subsidiaries.

The term loan bears interest at the three-month LIBOR plus the applicable margin. The applicable margin is 3.00% per annum for the first three years, 3.125% per annum from the third anniversary through the fifth anniversary and 3.25% per annum starting on the fifth anniversary. The interest rate on the KeyBank Credit Agreement as of December 31, 2021 was 3.12%, exclusive of the amortization of debt issuance costs.

As of December 31, 2021 and 2020, Spruce Power 3 had $4,081,863 in outstanding letters of credit under the KeyBank DSR LC. Amounts outstanding under the KeyBank DSR LC bear interest of 3.0% annum.

The KeyBank Credit Agreement requires Spruce Power 3 to be in compliance with various covenants including debt service coverage ratios. As of December 31, 2021 and 2020, Spruce Power 3 was in compliance with the covenants contained in the KeyBank Credit Agreement.

Debt issuance costs, net of amortization, were $1,790,070 and $2,184,075 as of December 31, 2021 and 2020, respectively. The effective interest rate utilized to amortize the debt issuance costs was 0.13% and 0.13% as of December 31, 2021 and 2020, respectively.

The KeyBank Credit Agreement requires quarterly principal payments and matures on November 13, 2027. As of December 31, 2021 and 2020, Spruce Power 3 had $69,597,100 and $74,810,470 of principal outstanding, respectively.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Second KeyBank Credit Agreement

On April 28, 2020, KWS Solar Term Parent 1 LLC, KWS Solar Term Parent 2 LLC, and KWS Solar Term Parent 2 LLC, as Co-Borrowers, entered into a Credit Agreement with KeyBank National Association (“Second KeyBank Credit Agreement”), which consisted of a term loan of $124,000,000 with the option to pay-in-kind interest expense up to $8,000,000 (“PIK Loan Commitment”) until April 30, 2026, whereby the PIK Loan Commitment shall reduce by $1,500,000 for each subsequent year until April 30, 2029.

On March 19, 2021, the Company amended and restated the credit facility (“A&R Second KeyBank Credit Agreement”) to include Spruce Power 3 as an additional Co-Borrower and an additional term loan amount of $25,000,000. The A&R Second KeyBank Credit Agreement is collateralized with all of the assets and property of, and equity interest in, each Co-Borrower and certain subsidiaries of the Company. This was accounted for as a debt extinguishment and the related loss, including the write-off of existing debt issuance costs, is included in loss on debt extinguishment.

The term loan bears interest at 8.25% per annum and is collateralized with all of the assets and property of, and equity interest in, each Co-Borrower and certain subsidiaries of the Company.

The A&R Second KeyBank Credit Agreement requires quarterly payments based on 100% of the the Net Available Amount, as defined, of all proceeds in cash and cash equivalents. Amounts prepaid on the loan shall be applied first to prepay any outstanding PIK loans and second to prepay any outstanding term loans. The loan matures on April 28, 2030. As of December 31, 2021 and 2020, the principal outstanding on the loan was $145,975,000 and $124,000,000, respectively. As of December 31, 2021 and 2020, there were PIK loans outstanding of $0 and $1,106,486, respectively.

Related party Bridge Loan

On October 28, 2020, the Company entered into a Promissory Note with related parties for the principal sum of $7,200,000. The Company will pay the different lenders in a pro rata amount agreed upon by the terms of the Promissory Note on April 30, 2021. Interest on the outstanding principal amount of the note accrues at the rate of 8% annually, compounded at the end of each calendar quarter based on actual days.

As of December 31, 2020, the Company $7,200,000 of outstanding principal. During the year ended December 31, 2021, the Company paid off the outstanding balance of the Promissory Note.

ABS Trust Class A and B Notes

On June 22, 2016, ABS Trust issued $73.5 million and $10.3 million of Class A and Class B notes, respectively, in connection with a securitization transaction. The Class A and Class B notes mature on June 15, 2028 and accrue interest at 4.32% and 6.90%, respectively. Principal and interest payments are made to Class A and Class B noteholders pursuant to a priority distribution waterfall based on actual collections received from the related loans receivable. If the principal is not repaid from the distribution waterfall by the Final Scheduled Distribution Dates (see table below), any remaining principal will become due. These loans were disposed of in connection with the sale of the ABS Trust in 2020 (see Note 4).

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

As of December 31, 2020, the Company was obligated under these borrowings as follows:

	Balance	Interest	Final scheduled
	outstanding	Rate	distribution date
ABS Trust Class A Notes	$4,512,413	4.32%	January 2022
ABS Trust Class B Notes	10,290,000	6.90%	June 2023
Unamortized discount and financing costs	(56,730)
	$14,745,683

The discount and finance costs are being amortized using the interest method. The effective interest rates of the discount and financing fees on the Class A Note and Class B Note are 2.24% and 0.81%, respectively.

The Company’s scheduled maturities of notes payable as of December 31, 2021 is as follows:

2022	$25,016,434
2023	24,614,431
2024	25,824,047
2025	26,323,884
2026	193,658,552
Thereafter	227,267,868

Total	522,705,216

Unamortized debt issuance costs	(4,181,750)

Notes payable, net	$518,523,466

Note 12 - Derivative financial instruments

In 2019, the Company entered into eight interest rate swap agreements with four financial institutions. In 2020, the Company entered into an additional six interest rate swap agreements with two of the same financial institutions. The purpose of the swap agreements is to convert the floating interest rate on the A&R SVB Credit Agreement, Second SVB Credit Agreement, and the A&R KeyBank Credit Agreement to a fixed rate. As of December 31, 2021, the notional amount of the interest rate swaps covers approximately 96% of the balance of the Company’s floating rate term loans.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

As of December 31, 2021, the following interest rate swaps are outstanding:

	Notional			Early termination	Maturity	Total fair value
#	amount	Fixed rate	Effective date	date	date	asset (liability)
1	$14,554,992	0.95%	4/30/2020	4/30/2026	1/31/2031	$296,941
2	14,554,992	0.95%	4/30/2020	4/30/2026	1/31/2031	289,157
3	14,554,992	0.95%	4/30/2020	4/30/2026	1/31/2031	290,101
4	4,989,256	1.78%	10/31/2019	4/30/2026	1/31/2031	(102,754)
5	8,731,198	1.79%	10/31/2019	4/30/2026	1/31/2031	(180,787)
6	8,731,198	1.79%	10/31/2019	4/30/2026	1/31/2031	(179,792)
7	8,731,198	1.79%	10/31/2019	4/30/2026	1/31/2031	(180,956)
8	47,390,284	2.56%	7/31/2019	4/30/2026	10/31/2031	(2,849,621)
9	47,390,284	2.56%	7/31/2019	4/30/2026	10/31/2031	(2,847,518)
10	27,080,162	2.54%	7/31/2019	4/30/2026	10/31/2031	(1,611,445)
11	47,390,284	2.56%	7/31/2019	4/30/2026	10/31/2031	(2,849,265)
12	52,098,728	0.64%	5/14/2020	5/14/2027	10/31/2031	2,081,867
13	33,269,236	0.90%	11/13/2020	11/13/2027	10/31/2032	1,025,665
14	33,269,236	0.90%	11/13/2020	11/13/2027	10/31/2032	1,023,545
	$362,736,040					$(5,794,862)

As of December 31, 2020, the following interest rate swaps are outstanding:

	Notional			Early termination	Maturity	Total fair value
#	amount	Fixed rate	Effective date	date	date	asset (liability)
1	$48,989,932	0.95%	7/31/2019	4/30/2026	1/31/2031	$(5,793,262)
2	27,994,247	0.95%	7/31/2019	4/30/2026	1/31/2031	(3,288,612)
3	48,989,932	0.95%	7/31/2019	4/30/2026	1/31/2031	(5,786,481)
4	48,989,932	1.78%	7/31/2019	4/30/2026	1/31/2031	(5,790,653)
5	9,196,707	1.79%	10/31/2019	4/30/2026	1/31/2031	(644,848)
6	5,255,261	1.79%	10/31/2019	4/30/2026	1/31/2031	(367,945)
7	9,196,707	1.79%	10/31/2019	4/30/2026	1/31/2031	(643,884)
8	9,196,707	2.56%	10/31/2019	4/30/2026	10/31/2031	(644,388)
9	15,646,387	2.56%	4/30/2020	4/30/2026	10/31/2031	(307,102)
10	15,646,387	2.54%	4/30/2020	4/30/2026	10/31/2031	(304,563)
11	15,646,387	2.56%	4/30/2020	4/30/2026	10/31/2031	(311,825)
12	55,269,467	0.64%	5/14/2020	5/14/2027	10/31/2031	200,230
13	35,534,973	0.90%	11/13/2020	11/13/2027	10/31/2032	(395,268)
14	35,534,973	0.90%	11/13/2020	11/13/2027	10/31/2032	(390,736)
	$381,087,999					$(24,469,337)

During the years ended December 31, 2021 and 2020, the change in the fair value of the interest rate swaps was $18,674,475 (gain) and $15,894,352 (loss), which is an unrealized gain or loss reflected within interest expense.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Note 13 - Leases

As of December 31, 2021 and 2020, the Company had the following lease assets and liabilities recorded:

Total operating lease assets	$3,253,593	$279,021
Operating lease liabilities:
Current	$277,085	$47,427
Non-current	3,078,545	245,072
Total operating lease liabilities	$3,355,630	$292,499

For the years ended December 31, 2021 and 2020, total lease cost associated with the Company’s lease arrangements was $436,938 and $259,763, respectively, which is included in operating expenses.

On December 31, 2021, the weighted average remaining lease term is 5 years and the weighted discount rate for the Company’s operating leases was 2.62%.

The Company’s lease liabilities have the following maturities:

Operating leases
2022	$363,259
2023	797,837
2024	761,885
2025	672,367
2026	689,246
Thereafter	346,030

Total undiscounted lease payments	3,630,624
Less: Imputed interest	274,994

Present value of operating lease liabilities at December 31, 2021	$3,355,630

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Note 14 - Noncontrolling interests and redeemable noncontrolling interests

The following table summarizes noncontrolling interests in various consolidated subsidiaries of the Company that utilize tax equity to finance their construction and operations. as of December 31, 2021:

Tax Equity Entity	Date Class A Member Admitted
Ampere Solar Master Tenant II, LLC	October 2015
Ampere Solar Master Tenant III, LLC	October 2015
Ampere Solar Owner IV, LLC	October 2015
ORE F4 Holdco, LLC	August 2014
ORE F5A Holdco, LLC	August 2016
ORE F6 Holdco, LLC	September 2016
Sunserve Residential Solar I, LLC	June 2015
RPV Fund 11, LLC	April 2015
RPV Fund 13, LLC	April 2015

The tax equity entities have been structured so that the allocations of income and loss for tax purposes will flip at a date in the future. The Class A membership units are held by the tax equity investors and the Class B membership units are held by the Company. The terms of the tax equity entities’ operating agreements contain allocations of taxable income (loss), Section 48(a) ITCs and cash distributions that vary over time and adjust between the members on an agreed date (referred to as the flip date). The operating agreements specify either a date certain flip date or an internal rate of return (“IRR”) flip date. The date certain flip date is based on the passage of a fixed period of time as defined in the operating agreements for each entity. The IRR flip date is the date on which the tax equity investor has achieved a contractual rate of return. From inception through the flip date, the Class A members’ (tax allocation of taxable income (loss) and Section 48(a) ITCs is generally 99% and the Class B members’ allocation of taxable income (loss) and Section 48(a) ITCs is generally 1%. After the related flip date (or, if the tax equity investor has a deficit capital account, typically after such deficit has been eliminated), the Class A members’ allocation of taxable income (loss) will typically decrease to 5% (or, in some cases, a higher percentage if required by the tax equity investor) and the Class B members’ allocation of taxable income (loss) will increase by an inverse amount.

The redeemable noncontrolling interests and noncontrolling interests are comprised of Class A units, which represent the tax equity investors’ interest in the tax equity entities. Both the Class A members and Class B members may have call options to allow either member to redeem the other member’s interest in the tax equity entities upon the occurrence of certain contingent events, such as bankruptcy, dissolution/liquidation and forced divestitures of the tax equity entities. Additionally, the Class B members may have the option to purchase all Class A units, which is typically exercisable at any time during the periods specified under their respective governing documents, and, in regards to the tax equity entities classified as redeemable noncontrolling interests, also have the contingent obligation to purchase all Class A units if the Class A members exercise their right to withdraw, which is typically exercisable at any time during the nine-month period commencing upon the applicable flip date. The carrying values of the redeemable noncontrolling interests were equal to or greater than the estimated redemption values as of December 31, 2021 and 2020.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Distributions from the Funds to the Class B members are subject to the provisions in each Fund’s LLCA.

The following schedule shows the effects of any changes in the Company’s ownership interest in its subsidiaries on the equity attributable to the Company (controlling interest):

Increase in equity attributable to parent due to buyout of noncontrolling interest of Ampere Solar MT III, LLC	$2,155,344	$-
Increase in equity attributable to parent due to buyout of noncontrolling interest of Ampere Solar MT II, LLC	-	1,447,901
Total change in equity attributable to parent	$2,155,344	$1,447,901

On March 31, 2021, Ampere Solar Manager III, LLC (“Ampere Solar Manager III”) and the tax equity investor in Ampere Solar Master Tenant III, LLC (“Ampere Solar MT III”) entered into a Membership Interest Purchase and Transfer Agreement whereby the Ampere Solar Manager III purchased the tax equity investor’s interest in Ampere Solar MT III for a purchase price of $2,155,344. At the closing of this transaction, the assets were transferred to Spruce Power 1 and Ampere Solar Manager III and its subsidiaries were dissolved.

On March 30, 2020, Ampere Solar Manager II and the tax equity investor in Ampere Solar Master Tenant II, LLC entered into a Membership Interest Purchase and Transfer Agreement whereby the Ampere Solar Manager II purchased the tax equity investor’s interest in the Company for a purchase price of $1,447,901. At the closing of this transaction, the assets were transferred to Spruce Power 1 and an affiliate and Ampere Solar Master Tenant II and its subsidiaries were dissolved.

Upon the repurchase of tax equity investors’ interests, the difference between any remaining balance of the noncontrolling interest or redeemable noncontrolling interest is recognized through equity. Immediately prior to the buyout, the tax equity investors’ interests in Ampere Solar Master Tenant III and II was approximately $21,565,000 and $2,300,000, respectively.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Note 15 - Income taxes

There was no income tax expense or benefit recorded for the years ended December 31, 2021 and 2020.

	2021	2020
Current Tax Expense
Federal	$-	$-
State	-	-
Total	-	-

Deferred Tax Expense
Federal	-	-
State	-	-
Total	-	-

Total Tax Expense	$-	$-

The difference between the Company’s effective tax rate and the federal statutory rate for the years ended December 31, 2021 and 2020 are as follows:

	2021	2020
Tax Provision (Benefit) at Federal Statutory Rate	21%	21%
State Income Taxes, net of federal benefit	0%	-9%
Goodwill Amortization	0%	0%
Other Permanent Differences	0%	0%
Valuation Allowance	-19%	-46%
True-up and Other	-2%	34%
	0%	0%

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

The temporary differences that give rise to significant components of the net deferred tax assets as of December 31, 2021 and 2020 are as follows:

	2021	2020
Deferred tax assets
Allowance for loan losses	$-	$-
Net operating losses	11,116,838	11,481,663
Other	48,586	79,964
Total before valuation allowance	11,165,424	11,561,627
Valuation allowance	(11,165,424)	(11,561,627)
Net deferred tax assets	$-	$-

The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2021. Such objective evidence limits the ability to consider other subjective evidence, such as projections for future growth. On the basis of this evaluation as of December 31, 2021, a valuation allowance has been recorded against the net deferred tax asset as it is more likely than not that the net deferred tax asset will not be realized.

The Company had no unrecognized tax benefits as December 31, 2021 and 2020 that, if recognized, would impact the effective tax rate. No penalties and interest were recognized as of December 31, 2021 and 2020. The Company does not anticipate any adjustments that would result in a material change in its unrecognized tax benefits within 12 months of the reporting date. All operations of SLI are domestic.

As of December 31, 2021, the Company had federal and state net operating loss carryforwards of approximately $47,400,925 and $5,693,575, respectively. As of December 31, 2020, the Company had federal and state net operating loss carryforwards of approximately $47,406,920 and $21,974,252, respectively. Federal and state net operating loss carryforwards will begin to expire in 2033 and 2022, respectively, if not utilized. Because of the change of ownership provisions of the Tax Reform Act of 1986, use of the Company’s federal and California net operating losses may be limited in future periods under IRC Section 382. Furthermore, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities. The Company is in the overall net operating loss position since inception. Due to the significant federal and state tax attribute carryovers, the Company is subject to examination by taxing authorities for all tax years since inception.

Note 16 - Commitments and contingencies

Master SREC purchase and sale agreement

The Company entered into forward sales agreements related to a certain number of SRECs to be generated from the Company’s solar energy systems located in Maryland, Massachusetts, Delaware, and New Jersey to be sold at fixed prices over varying terms of up to 20 years. In the event the Company does not deliver such SRECs to the counter-party, the Company would be forced to pay additional penalties and fees as stipulated within the contracts.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

COVID-19

In December 2019 and early 2020, the coronavirus that causes COVID-19 was reported to have surfaced in China. The spread of this virus globally including in early 2020 has caused business disruption domestically in the United States, the area in which the Company primarily operates. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of this disruption. Given this uncertainty, the extent and magnitude of any negative effects of this matter on the Company’s financial condition cannot be reasonably estimated at this time. For the years ended December 31, 2021 and 2020, and through the date that these combined consolidated financial statements were available to be issued, COVID-19 did not have a material impact on the Company’s operations or combined consolidated financial statements.

Guaranties

In connection with the acquisition RPV Holdco 1, guaranty agreements were established by and between Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, and Spruce Holding Company 3, LLC (“Spruce Guarantors”) and the investor members in the Funds on May 14, 2020. The Spruce Guarantors entered into guaranties in favor of the tax equity investors under which they guaranteed the payment and performance of Solar Service Experts, LLC, a wholly-owned subsidiary of the Company, under the Spruce Power 2 Maintenance Services Agreement, and the Class B Member under the Limited Liability Company Agreement (“LLCA”). These guaranties are subject to a maximum of the aggregate amount of capital contributions made by the Class A Member under the LLCA.

Legal

The Company may be involved from time to time in claims, lawsuits, and/or disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental in the normal operation of the business. The Company is currently not involved in any such litigation or disputes which management believes could have a material adverse effect on its combined consolidated financial position or results of operations.

Indemnities and guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. The duration of the Company’s indemnities and guarantees varies, but the majority of these indemnities and guarantees are limited in duration. Historically the Company has not been obligated to make significant payments for these obligations, does not anticipate future payments, and no liabilities have been recorded for these indemnities and guarantees.

Tax matters

Ampere Solar Owner I, LLC, a now dissolved subsidiary of the Company, was audited by the IRS for the years 2013 and 2014. The audit was primarily focused on the fair market value of the assets placed into service and secondarily depreciable basis and the treatment of Treasury grant proceeds for tax purposes. On November 23, 2018, the IRS issued a letter (“IRS Letter”) to the Company which concluded an adjustment was needed to the net basis of the capitalized solar energy systems for a total proposed tax adjustment of $2,389,241. The IRS Letter allows the Company to either agree with the adjustments noted or request an appeals conference, which was required to be submitted within a 60-day period from the date of the IRS Letter (“60-Day Letter”). On December 19, 2018, the Company received a verbal extension to the 60-Day Letter to February 22, 2019. On February 22, 2019, the Company submitted a protest and appeal of the IRS Letter and requested an appeals conference. In July 2019, the Company was assigned an Appeals Officer; however, the IRS has disagreed with the Company’s technical position. The Company believes that it is probable that the predecessor entity will be assessed approximately $2,300,000. It is probable that some, or all, will be paid to the tax equity investor under indemnification clauses in the operating agreement of Ampere Master Tenant I, LLC (which survived the dissolution of Ampere Solar Owner I, LLC). Accordingly, a loss of $2,300,000 had been accrued in operating expenses during the year ended December 31, 2020 and remains outstanding as of December 31, 2021.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

ITC recapture provisions

The IRS may disallow and recapture some, or all, of the Investment Tax Credits claimed by the members due to improperly calculated basis after a project was placed in service (“Recapture Event”). If a Recapture Event occurs, the Company is obligated to pay the applicable Class A Member a recapture adjustment, which includes the amounts the Class A Members are required to repay the IRS, including interest and penalties, as well as any third-party legal and accounting fees incurred by the Class A Members in connection to the Recapture Event, as specified in the operating agreements. Such a payment by the Company to the Class A Members is not to be considered a capital contribution to the fund per the operating agreements, nor would it be considered a distribution to the Class A Members. With the exception of the tax matter related to Ampere Solar Owner I noted above, a Recapture Event was not deemed to be probable by the Company; therefore, no accrual has been recorded as of December 31, 2021 and 2020.

Note 17 - Related party transactions

As disclosed in Note 11, as of December 31, 2020, the Company had a Bridge Loan outstanding with related parties, each of whom is a member of the Company. During the year ended December 31, 2021, the Company paid the outstanding principal balance of $7,200,000 and interest totaling $100,721. During the year ended December 31, 2020, the Company paid interest totaling $123,086.

For the year ended December 31, 2019, the Company held outstanding notes and term loans totaling $55,945,029 due to related parties. During 2020, the Company paid off the total balance of the loans including interest for a total of $57,840,396.

Note 18 - Concentrations and credit risk

Geographic

The Company owns solar energy systems in the United States, with the majority of the systems located in California. Future operations could be affected by changes in economic conditions or by changes in demand for renewable energy generated by solar energy systems.

Business risks

The Company is subject to market risks associated with, among other things: (i) reliability of its systems, procedures, and other infrastructure necessary to operate the business; (ii) changes in laws and regulations; (iii) weather conditions; and (iv) cybersecurity risks which could take the form of a targeted attack against energy infrastructure in the United States.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Concentration of credit risk

The Company is exposed to concentration of credit risk primarily related to cash. The Company mitigates its exposure to credit risk by maintaining deposits at highly rated financial institutions and by monitoring the credit quality of the related financial institutions and counterparties of the Company’s contracts. The Company maintains its cash with a domestic financial institution. At times, the domestic balances may exceed federally insured limits of $250,000 per depositor at each financial institution. As of December 31, 2021 and 2020, the Company had cash and cash equivalent balances that exceeded federally insured limits by $23,308,156 and $31,525,956, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Economic concentrations

The Company’s operations are concentrated within the U.S. and any changes to government policies for renewable energy, including revisions or changes to renewable energy tax legislation, could have a negative effect on the Company’s activities, financial condition, and results of operations.

Note 19 - Subsequent events

The Company has evaluated subsequent events through the date the combined consolidated financial statements were available for issuance, November 21, 2022, and identified the below events requiring disclosure.

Second KeyBank Credit Agreement

On April 8, 2022, parties to the Second KeyBank Credit Agreement entered into an omnibus amendment and accession to the Second KeyBank Credit Agreement which provided for additional term loan commitments totaling $20,000,000 and a pro rata portion of the PIK Loan Commitment. On July 12, 2022, the parties to the Second KeyBank Credit Agreement entered into a Waiver and Second Amendment to Amended and Restated Credit Agreement in order to, among other changes, waive the definition of “Change of Control” with respect to XL Fleet and the XL Fleet Transaction.

Second SVB Credit Agreement

On July 12, 2022, Spruce Power 2 amended and restated the Second SVB Credit Agreement to provide a second additional term loan of $20,293,427 and an additional letter of credit commitment for $1,260,104.

Level Solar Inc. Acquisition

On July 12, 2022, Spruce Power 2 (“Purchaser”) purchased 100% of the membership interests in Level Solar Master Holdings I LLC (“Level Solar”). Level Solar is a portfolio of four funds with approximately 2,655 solar Power Purchase Agreements.

XL Fleet Corp Acquisition

On September 9, 2022, XL Fleet Corp completed the acquisition of Spruce Power for approximately $33,000,000 which consisted of cash payments of approximately $62,000,000 less cash and restricted cash acquired of approximately $29,000,000.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements

December 31, 2021 and 2020

Tax equity buyouts

During 2022, through the date these combined consolidated financial statements were available to be issued, the Company exercised its call option to purchase the tax equity investors’ interest in the following Funds:

Fund	Buyout month	Buyout price
ORE F5A HoldCo, LLC	September 2022	$45,000
ORE F6 HoldCo, LLC	September 2022	165,000
RPV Fund 11 LLC	September 2022	1,987,975
Ampere Solar Owner IV, LLC	November 2022	4,751,401
RPV Fund 13 LLC	November 2022	602,743
Level Solar Fund III LLC (acquired in FY 22)	November 2022	116,481

Independent Member of Nexia International

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